Exhibit 10.17

[Form for Non-Employee Directors]

DULUTH HOLDINGS INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is executed as of                 by and between Duluth Holdings Inc., a Wisconsin corporation (the “Company”), and                     (the “Director”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Company has established the 2015 Equity Incentive Plan of Duluth Holdings Inc. (the “Plan”) with the approval of the shareholders of the Company;

WHEREAS, the Company has adopted the Outside Director Compensation Program for its non-employee directors effective for service for periods beginning on or after the consummation of the Company’s initial public offering pursuant to which the Director is entitled to receive Restricted Stock under the Plan; and

WHEREAS, the Director has been granted Restricted Stock under the Plan subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, the Company and the Director hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Director. Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan. A copy of the Plan will be delivered to the Director upon reasonable request.

2. Terms of Award. The Director has been granted                     1 shares of Restricted Stock under the Plan. The Committee has determined that the Restricted Period, for one hundred percent of such shares (                    shares), shall end on                     , the first anniversary of the date of the grant of the Restricted Stock. The Director shall forfeit all Restricted Stock if his or her service with the Company ends prior the expiration of the Restricted Period. Notwithstanding the foregoing, if the Director’s service with the Company ends prior to the expiration of the Restricted Period due to his or her death or Disability, all restrictions applicable to any Restricted Stock granted under this Agreement shall immediately lapse.

4. Dividends and Voting Rights. The Director shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

5. Compliance with Laws and Regulations. The issuance and transfer of Shares in accordance with this Agreement and the Plan will be subject to compliance by the Company and Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any

[1]	The number of shares of Restricted Stock the Director is granted is equal to $40,000 divided by the per Share price at which Shares are sold in the initial public offering.

stock exchange on which the Company’s common stock may be listed at the time of such issuance or transfer. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (i) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (ii) receipt from the Director of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

6. Taxes. The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Company may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Company have been made with regard to any such payment, reimbursement, or withholding obligation.

7. No Right to Service. The granting of Restricted Stock under this Agreement shall not be construed as granting to the Director any right with respect to continued service with the Company, nor shall it interfere in any way with the right of the Company to terminate the Director’s service at any time.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement providing for a single grant of shares of Restricted Stock.; and any counterpart may be delivered to another party by e-mail or facsimile transmission. A facsimile (“fax”) signature to this Agreement, or a signature to this Agreement electronically transmitted in “pdf” format or by email, shall be considered a binding signature and shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date and year first above written.

DULUTH HOLDINGS INC.

By:

Name:

Its:

The undersigned Director hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof and of the Plan.

Director

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